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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
INSCI Corp



We hereby consent to the inclusion in this registration statement on Form S-1 Amendment No. 2 to the use of our report dated May 10, 1996, except for Notes B(11) and M ("Stock Based Compensation") as to which the date is June 18, 1997 and Note L as to which the date is September 10, 1996, relating to the financial statements of INSCI Corp and to the reference to our firm under the caption "Experts" in the Prospectus.



                                              Mahoney Cohen & Company, CPA, P.C.


New York, New York
October 1, 1997